Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this registration statement on Form S-1 and related Prospectus, of our report dated March 15, 2024, with respect to the financial statements of Acurx Pharmaceuticals, Inc. as of December 31, 2023 and 2022, and for the years then ended. Our audit report includes an explanatory paragraph relating to the Acurx Pharmaceuticals, Inc.’s ability to continue as a going concern.

We also consent to the reference to our firm under the caption “Experts.”

/s/ CohnReznick LLP

Parsippany, New Jersey

January 31, 2025